THE CIT GROUP/COMMERCIAL SERVICES, INC.
                        1211 Avenue of the Americas
                          New York, New York 10036

                                                As of November 30, 1998

Salant Corporation
1114 Avenue of the Americas
New York, New York 10036


      Re:   The CIT Group/Commercial Services, Inc.
            with Salant Corporation
            ---------------------------------------

Gentlemen:

          Reference is made to the Revolving Credit, Factoring and Security Agreement between The CIT Group/Commercial Services, Inc. ("Lender") and Salant Corporation ("Borrower") dated September 20, 1993, as amended (the "Credit Agreement"). Capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

          Pursuant to the Thirteenth Amendment to the Credit Agreement (a) Borrower requested Lender (i) to forbear through November 30, 1998 from exercising any of its rights and remedies arising from certain Events of Default specified therein and (ii) to extend the term of the Credit Agreement through November 30, 1998 and (b) Lender agreed to forbear and to extend the term of the Credit Agreement through November 30, 1998 upon the terms and conditions set forth therein.

          Borrower has requested Lender (a) to continue to forbear through December 31, 1998 from exercising any of its rights and remedies arising from the Payment Default and the Additional Payment Default, (b) to extend the term of the Credit Agreement through December 31, 1998, (c) in the event Borrower files a case under chapter 11 of the Bankruptcy Code on or before December 31, 1998, to provide Borrower with debtor-in-possession financing on substantially the terms and conditions set forth in the Debtor-in-Possession Revolving Credit Facility Term Sheet dated November 30, 1998 (the "DIP Facility Term Sheet"), a copy of which is attached hereto and (d) provided that Borrower emerges from chapter 11 not later than June 30, 1999, to thereafter provide Borrower with financing substantially on the terms and conditions set forth in the Chapter 11 Exit Financing - Syndicated Revolving Credit Facility Term Sheet dated November 30, 1998 (the "Chapter 11 Exit Financing Term Sheet"), a copy of which is attached hereto.

          In response to Borrower's requests as set forth above, it is hereby agreed as follows:

          1. Lender shall, subject to the terms and conditions set forth below, (a) continue to forbear from exercising any of its rights and remedies arising from the Payment Default and the Additional Payment Default and (b) continue making loans, advances and other financial accommodations to Borrower on and subject to the terms and conditions set forth in the Credit Agreement, as amended below. Such forbearance shall terminate on December 31, 1998, or earlier upon the happening of:

               (i) the occurrence of any Event of Default other than the Payment Default, Additional Default or any Event of Default arising solely by reason of the commencement by Borrower of a case under chapter 11 of the Bankruptcy Code, provided, that, a Financing Order as described in the DIP Facility Term Sheet has been entered and has not been reversed, modified, amended or stayed and the time to appeal the same has expired, unless otherwise agreed by Lender; or

               (ii) the exercise of any right or remedy with respect to the Collateral by any holder of any New Public Secured Note or by the Trustee under the New Public Secured Notes Indenture; or

               (iii) the payment of any interest on the New Public Secured Notes in respect of which the Payment Default and Additional Payment Default arose or otherwise; or

               (iv) the occurrence of an Agreement Termination Event under and as defined in the letter agreement dated March 2, 1998, as amended (the "Magten Letter Agreement") among Borrower, Apollo Apparel Partners, L.P. ("Apollo") and Magten Asset Management Corp. ("Magten") attached to the Twelfth Amendment as part of Exhibit A thereto, other than the occurrence of an Agreement Termination Event under Section 4(g) of the Magten Letter Agreement.

          2. Section 10.1(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

               "10.1  Term

               (a) This Agreement and the other Financing Agreements shall become effective as of the date hereof and shall continue in full force and effect for a term ending on December 31, 1998, unless sooner terminated pursuant to the terms hereof."

          3. Provided that Borrower files a case under chapter 11 of the Bankruptcy Code on or before December 31, 1998, Lender agrees to provide Borrower with Debtor-in-Possession financing on substantially the terms and conditions set forth in the DIP Facility Term Sheet, which terms and conditions are acceptable to Borrower and which terms and conditions shall be incorporated in the Credit Agreement upon entry of the Financing Order described in the DIP Facility Term Sheet.

          4. Lender agrees to provide Borrower no later than December 4, 1998 with a commitment letter for financing after Borrower exits from chapter 11 on substantially the same terms and conditions set forth in the chapter 11 Exit Financing Term Sheet and Borrower agrees to accept and return such commitment letter to Lender together with the commitment fee specified therein in immediately available funds within one business day of receipt thereof.

          5. In consideration of the further forbearance by Lender with respect to the Payment Default and the Additional Payment Default and the extension of the term of the Credit Agreement as set forth herein, Borrower shall pay Lender a forbearance fee in the amount of $200,000, which shall be fully earned upon execution of this Agreement and shall be paid to Lender on or before December 1, 1998. Such fee shall not be refundable in whole or part for any reason and may be charged, at Lender's sole option, to any account of Borrower maintained by Lender.

          6. If Lender is repaid in full, other than as a result of being acquired or a capital infusion, prior to the commencement of the Debtor-in-Possession financing arrangements between Lender and Debtor, then Borrower shall thereupon pay to Lender an early termination fee in the amount of $250,000 which Lender may, at its sole option, charge to any account of Borrower maintained with Lender.

          7. This Agreement shall become effective as of November 30, 1998 provided that Lender shall have received all of the following no later than December 2, 1998:

               (a) This Agreement duly executed and delivered by the Borrower and the Guarantors.

               (b) The agreement of Borrower, Magten and Apollo the effect of which is to provide that Magten and Apollo will forbear through December 31, 1998.

          8. This Agreement shall not constitute a waiver or amendment of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a consent to any further or future action on the part of the Borrower that would require consent of Lender. Except as expressly amended herein, the provisions of the Credit Agreement are and shall remain in full force and effect. Nothing herein shall constitute a waiver of the Payment Default or the Additional Payment Default or limit, impair or affect any of Lender's rights or remedies with respect thereto, subject however, to the terms of the forbearance provided for herein, all of which Borrower acknowledges and agrees have been heretofore and are hereby further expressly reserved by Lender.

          9. This Agreement may be executed in counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

          10. This Agreement shall be governed by and construed and interpreted in accordance with, the laws of the State of New York.

          11. By execution of this Agreement where indicated below, each of the Guarantors acknowledges and agrees to all of the foregoing.

          Please indicate your agreement to the foregoing by executing this letter where indicated below and return it to us.

                                    Very truly yours.

                              THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                    By:  /s/ Kenneth Wendler
                                        ------------------------------------

                                    Title:  Vice President
                                           ---------------------------------

AGREED:

SALANT CORPORATION

By:  /s/ Todd Kahn
    ------------------------------

Title:  Executive Vice President
        & General Counsel
       ---------------------------



ACKNOWLEDGED AND AGREED:

CLANTEXPORT, INC.                         FROST BROS. ENTERPRISES, INC.

By:  /s/ Todd Kahn                        By:  /s/ Todd Kahn
    ------------------------------            ------------------------------

Title:   Executive Vice President         Title:  Executive Vice President
         & General Counsel                        & General Counsel
        --------------------------               ---------------------------

DENTON MILLS, INC.                        SLT SOURCING, INC.

By:  /s/ Todd Kahn                        By:  /s/ Todd Kahn
    ------------------------------            ------------------------------

Title:   Executive Vice President         Title:  Executive Vice President
         & General Counsel                        & General Counsel
        --------------------------               ---------------------------



VERA LICENSING, INC.                      SALANT CANADA INC.

By:  /s/ Todd Kahn                        By:  /s/ Todd Kahn
    ------------------------------            ------------------------------

Title:   Executive Vice President         Title:  Executive Vice President
         & General Counsel                        & General Counsel
        --------------------------               ---------------------------



J.J. FARMER CLOTHING, INC.

By:  /s/ Todd Kahn
    ------------------------------

Title:   Executive Vice President
         & General Counsel
        --------------------------

                                 TERM SHEET

                             November 30, 1998

                             SALANT CORPORATION

               DEBTOR-IN-POSSESSION REVOLVING CREDIT FACILITY

Borrower:                Salant Corporation, as Debtor and Debtor-in-
                         Possession.

Guarantors:              All subsidiaries.

Lender:                  The CIT Group/Commercial Services, Inc.

Amount of Facility:      $85,000,000 Revolving Credit Facility.

Borrowing Base:          The lesser of (a) the sum of (i) 85% of eligible
                         accounts plus (ii) 60% of eligible Perry Ellis finished goods inventory, plus (iii)(x) for the first 120 days of the initial 150 day term of the facility, 55% of eligible finished goods inventory of non-Perry Ellis business units, and (y) following such 120 day period, 50% of the eligible finished goods inventory of non-Perry Ellis business units, not to exceed $25,000,000 in the aggregate at any time outstanding in respect of all inventory; and (b) $85,000,000. Eligibility with respect to finished goods inventory shall be mutually agreed upon between Borrower and Lender.

Letter of Credit
Subfacility:             $30,000,000

Seasonal Overadvances:   Subject to Borrower's cash flow needs, Lender in
                         its sole discretion may make loans to Borrower in excess of applicable lending formulae but within the $85,000,000 Revolving Credit Facility and all such loans shall be repayable on demand.

Reserve for
Professional
FeeCarve-Out:            A minimum of $2,000,000 to be reserved for
                         carve-out of professional fees.

Factoring:               Effective January 1, 1999, only for accounts of
                         non-Perry Ellis business units on a
                         non-notification basis for the first 150 days and on a notification basis thereafter.

Interest Rate:           Reference Rate + 1.00% (No LIBOR option).

Letter of Credit Fees:   (a)   Documentary L/Cs. 1/8 of 1.0% on issuance; 1/8
                               of 1.0% on negotiation.

                         (b)   Standby L/Cs: 1% per annum plus bank charges.

Factoring Commission:    .75%

Collection Days:         Two days, calculated at a rate equal to Reference
                         Rate + 1.00%.

Forbearance Fee:         $200,000 payable on December 1, 1998.

Collateral Management
Fee:                     $4,167 per month.

Field Exam Fee:          $750 per day, plus out-of-pocket expenses.

Term: Initial term of 150 days, subject to renewal by Lender in its discretion for an additional 90 day period and thereafter for an additional 120 day period. Lender shall have the right to terminate the DIP Facility if Borrower fails to exit from Chapter 11 at the end of any term of the DIP Facility.

DIP Facility
Continuation Fee:        If Borrower does not exit from Chapter 11 by the
                         end of the initial term and Lender elects to renew the DIP Facility as described above, then $250,000 shall be payable to continue the DIP Facility for days 151-240 and the interest rate shall be increased to Reference Rate + 1.25%.

Additional DIP Facility
Continuation Fee:        If Borrower does not exit from Chapter 11 at the
                         end of the 151-240 day term and Lender elects to renew the DIP Facility as described above, then
                         $250,000 shall be payable to continue the DIP
                         Facility for days 241-360 and the interest rate shall be increased to Reference Rate + 1.75%.

Early Termination Fee:   $250,000 if Lender is paid out in full during the
                         DIP Facility as a result of Borrower refinancing with another lender.

Liquidation of
Inventory:               In connection with any liquidation of the
                         inventory at the nonPerry Ellis business units not being conducted in connection with a sale of any such business unit as a going concern, the party who liquidates the inventory of the non-Perry
                         Ellis business units shall be satisfactory to Lender.

Remittance of Net
Proceeds from Sale of
Non-Perry Ellis Units:   All net proceeds of sale of non-Perry Ellis
                         business units shall, subject to any existing prior liens, be remitted to Lender for application to Borrower's obligations.

Security:                All loans and other financial accommodations,
                         whether made before or during Borrower's Chapter
                         11 case, shall, subject only to any existing prior liens, be secured by a first priority lien on and security interest in all assets of Borrower and its subsidiaries, whether now owned or hereafter acquired, with super-priority administrative claim status over any and all administrative expenses in Borrower's Chapter 11 case, subject only to a carve-out for allowed professional fees as set forth above.

Conditions Precedent:    Conditions precedent customary for this type of
                         financing, including, but not limited to, the following:

                         (a)  Financing Orders satisfactory to Lender
                              approving on an interim and final basis the DIP loan documents and transactions contemplated thereunder, including the grant of first priority liens, administrative claim super-priority and cross-collateralization;

                         (b)  Legal documentation satisfactory to Lender;

                         (c) The non-occurrence of any Event of Default under the CIT Credit Agreement (including, without limitation, any Event of Default arising from the breach of Section 7.15 Compliance with ERISA of the CIT Credit Agreement) other than Events of Default in existence on the date hereof of which Lender has knowledge and other than any Event of Default arising solely by reason of the commencement by Borrower of a case under chapter 11 of the Bankruptcy Code;

                         (d)  Any other information (financial or
                              otherwise) reasonably requested by Lender;
                              and

Expenses:                Borrower shall be liable for all costs and
                         expenses of Lender incurred in connection with the DIP Facility, including, without limitation,
                         Lender's attorney's fees and expenses, whether or not the DIP Facility closes.

                                 TERM SHEET

                             November 30, 1998

                             SALANT CORPORATION

      CHAPTER 11 EXIT FINANCING - SYNDICATED REVOLVING CREDIT FACILITY

Borrower:                Salant Corporation.

Guarantors:              All subsidiaries.

Lender:                  The CIT Group/Commercial Services, Inc.

Syndication:             CIT shall have the right to syndicate the
                         facility.

Agent:                   CIT.

Amount of Facility:      $85,000,000 Syndicated Revolving Credit Facility.

Borrowing Base:          The lesser of (a) the sum of (i) 85% of eligible
                         accounts, plus (ii) 60% of eligible finished goods inventory, not to exceed $25,000,000 at any time outstanding; and (b) $85,000,000. Eligibility with respect to finished goods inventory shall be mutually agreed upon between Borrower and Lender.

Letter of Credit
Subfacility:             $30,000,000. (Reserve against the facility will be
                         taken with respect to (i) documentary letters of credit opened for the purpose of acquiring eligible inventory, to the extent of (A) 100% of the undrawn amount of such outstanding letters of credit opened for the purpose of acquiring eligible inventory minus (B) the percentage equal to the then ----- current percentage rate of advance against eligible inventory and (ii) with respect to all other letters of credit, to the extent of 100% of the undrawn amount of such letters of credit.)

Seasonal Overadvances:   Subject to Borrower's cash flow needs, Lender may
                         in Its sole discretion make loans to Borrower in excess of the applicable lending formulae but within the 85,000,000 Syndicated Revolving Credit
                         Facility and all such loans shall be repayable on demand.

Interest Rate:           Reference Rate + 0.50% (No LIBOR Option);
                         provided, however, that if Borrower meets certain mutually agreed upon financial tests, including, but not limited to, liquidity and debt to equity tests, based upon Borrower's opening financial statements, then upon satisfaction of such financial tests the interest rate shall be Reference Rate + 0.25% or LIBOR + 2.25%.

Default Rate:            1.50% over Reference Rate plus applicable margin.

Letter of Credit Fees:   (a)   Documentary L/Cs: 1/8 of 1.0% on issuance; 1/8
                               of 1.0% on negotiation.

                         (b)   Standby L/Cs: 1.0% per annum plus bank charges.

Collections:             Collections shall be credited to Borrower's loan
                         account upon Lender's receipt of a wire transfer of federal funds into Lender's payment account designated for such purpose.

Commitment Fee:          $325,000 payable upon Borrower's acceptance of
                         Lender's commitment to provide the facility.

Unused Line Fee:         .25%

Agency Fee:              $100,000 for each of years 2 and 3 only.

Collateral Management
Fee:                     $8,333 per month.

Field Exam Fee:          $750 per day plus out of pocket expenses

Term:                    Three years

No Factoring:            Revolving Credit Agreement will not provide for
                         any factoring of accounts through CIT or otherwise.

Security:                First and only lien on all assets of Borrower and
                         its subsidiaries, subject to customary permitted encumbrances.

Conditions Precedent:    Conditions precedent for this type of financing,
                         including, but not limited to, the following:

                         (a) CIT's satisfaction in all respects with the structure and terms, and all financial, accounting and tax aspects of Borrower's Chapter 11 plan (the "Plan") and the transactions contemplated thereby.

                         (b) CIT's satisfaction in all respects with the capitalization and capital structure of Borrower and its subsidiaries following consummation of the Plan.

                         (c) CIT shall be satisfied with the existing and projected liquidity of Borrower and its subsidiaries and their ability to fund their ongoing working capital and other cash requirements.

                         (d) Resolution satisfactory to CIT of any failure by Borrower or any of its subsidiaries to comply with any law or regulation to which any of their respective pension plans are subject.

                         (e) Bankruptcy Court shall have entered orders (the "Orders") satisfactory in substance to Lenders approving confirmation of the Plan and the definitive credit agreement for the Exit Facility and all related documentation contemplated thereunder, and there shall not be in effect any appeal or stay of the Orders.

                         (f) Borrowers' debt restructuring shall have been completed and shall be satisfactory to CIT.

                         (g)  CIT shall have completed its due diligence.

                         (h) Legal documentation satisfactory to CIT which shall include financial covenants, including, but not limited to, minimum equity, maximum loss, interest coverage, debt-to-equity and capital expenditure limitations.

                         (i) Approval of Exit Facility by CIT's Executive Credit Committee.

                         (j)  Closing of Exit Facility no later than June
                              30, 1999.

Expenses:                Borrower shall be liable for all costs and
                         expenses of Lenders incurred in connection with the Exit Facility, including, without limitation, Lenders' attorneys fees and expenses, whether or not the Exit Facility closes.